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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------



                                    FORM 8-K



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



          Date of Report (Date of earliest event reported): MAY 4, 2001



                               S.D. WARREN COMPANY
             (Exact name of registrant as specified in its charter)




  PENNSYLVANIA                        33-88496*                 23-2366983
(State or other                   (Commission File            (IRS Employer
jurisdiction of                        Number)              Identification No.)
 incorporation)


     225 FRANKLIN STREET, BOSTON, MASSACHUSETTS                    02110
      (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:  617-423-7300

*This report is being voluntarily filed with the Securities and Exchange Commission (the "Commission") pursuant to the registrant's contractual obligations to file with the Commission all reports that would be required to be filed with the Commission on Form 8-K if the registrant were required to file such reports. The registrant is not required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.


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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

The S.D. Warren Company ("Sappi Fine Paper North America") mill at Mobile, Alabama was acquired when Sappi Limited bought the S.D. Warren Company from Scott Paper. The mill has a capacity of approximately 300,000 short tons per annum of which 80,000 tons is coated and the balance uncoated paper. At the time of the acquisition it was intended to rebuild the mill into a coated facility when the market opportunity arose.

The Mobile mill is located on a multi-user site. The energy complex which supplies the Sappi Fine Paper North America mill and another mill is in the hands of a company which filed for Chapter 11 bankruptcy protection 29 months ago after the closure of a pulp mill on the site which provided fuel for the complex. As a result energy costs soared as the energy complex increased its reliance on fossil fuel. Sappi Fine Paper North America cannot invest in the site without a better overall site cost structure and has, therefore, decided to close the facility subject to the completion of a final review.

Closure of Mobile would lead to a charge for restructuring and other working capital items of approximately $120 million after tax in the third quarter. The closure would result in a positive cash generation of approximately $30 million. Assuming that the mill had been closed in December 2000, the second quarter operating profit in North America would have increased by more than 75% to $23 million.

The closure of Mobile would result in the phase-out of the production of uncoated products including the Spectratech range, which would be done in a manner to minimize the impact on customers.

Sappi Fine Paper North America intends to move the Lusterprint range of coated products to other Sappi facilities.

Sappi Fine Paper North America will be communicating with customers immediately regarding the potential effect on their business.

Regrettably this closure would result in the loss of approximately 500 jobs. The company is sensitive to the effect of such a closure on employees and will treat them accordingly.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

         99.      Press Release dated May 4, 2001.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              S.D. WARREN COMPANY



                              By: /s/ Mark T. Becker
                                  -------------------------------------
                                  Mark T. Becker, Vice President,
                                  Chief Financial Officer and Treasurer


Date: May 4, 2001